                                                                   EXHIBIT 10.19

                                TABLE OF CONTENTS

                         BUSINESS PARK LEASE--TOTAL NET

1.     Parties                                                  1
2.     Premises                                                 1
3.     Term                                                     1
       3.1  Term                                                1
       3.2  Delay in Possession                                 1
       3.3  Early Possession                                    1
       3.4  Option to Extend Lease                              1
4.     Rent                                                     2
       4.1  Minimum Rent                                        2
       4.2  Consumer Price Index Adjustment to                  2
            Minimum Rent                                        2
       4.3  Additional Rent - "Total Net Lease"                 3
5.     Security Deposit                                         3
6.     Use                                                      4
       6.1  Use                                                 4
       6.2  Compliance With Law                                 4
       6.3  Condition of Premises                               4
7.     Maintenance, Repairs and Alterations                     5
       7.1  Tenant's Obligations                                5
       7.2  Surrender                                           5
       7.3  Landlord's Rights                                   5
       7.4  Landlord's Obligations                              6
       7.5  Alterations and Additions                           6
8.     Insurance Indemnity                                      7
       8.1  Insuring Party; Tenant's Pro Rata Share             8
       8.2  Liability Insurance                                 8
       8.3  Property Insurance                                  9
       8.4  Insurance Policies                                  9
       8.5  Waiver of Subrogation                               9
       8.6  Indemnity                                          10
       8.7  Exemption of Landlord From Liability               10
9.     Damage or Destruction                                   11
       9.1  Definitions                                        11
       9.2  Partial Damage -- Insured Loss                     11
       9.3  Partial Damage -- Uninsured Loss                   11
       9.4  Total Destruction                                  12
       9.5  Damage Near End of Term                            12
       9.6  Abatement of Rent; Tenant's Remedies               13
       9.7  Termination -- Advance Payments                    13
       9.8  Waiver                                             13
10     Real Property Taxes                                     13
       10.1  Payment of Taxes                                  13
       10.2  Definition of "Real Property Tax."                13
       10.3  Joint Agreement                                   14
       10.4  Personal Property Taxes                           14
11.    Utilities                                               14
12.    Common Areas and Automobile Parking                     14
       12.1  Use of Common Area                                15
       12.2  Parking                                           15
       12.3  Maintenance and Security                          15
       12.4  Allocation of Common Area Expenses                16
       12.5  Decisions Affecting The Common Area               16
       12.6  Liability Disclaimer                              17
13.    Assignment and Subletting                               17
       13.1  Landlord's Consent Requirement                    17
       13.2  Tenant Affiliate                                  17
       13.3  No Release of Tenant                              17
       13.4  Attorneys' Fees                                   18
14.    Defaults; Remedies                                      18
       14.1  Defaults                                          18
       14.2  Remedies                                          19
       14.3  Default by Landlord                               19
       14.4  Late Charges                                      19
15.    Condemnation                                            20
16.    Estoppel Certificate                                    22
17.    Landlord's Liability                                    22
18.    Severability                                            22
19.    Interest on Past-Due Obligations                        23
20.    Time of Essence                                         23
21.    Incorporation of Prior Agreements Amendments            23
22.    Notices                                                 23
23.    No Waiver                                               23
24.    Holding Over                                            24
25.    Cumulative Remedies                                     24
26.    Covenants and Conditions                                24
27.    Binding Effect; Choice of Law                           24
28.    Subordination                                           24
29.    Attorneys' Fees                                         25
30.    Landlord's Access                                       25
31.    Auctions                                                25
32.    Signs                                                   25
33.    Merger                                                  25
34.    Guarantor                                               25
35.    Quiet Possession                                        25
36.    Easements                                               26
37.    Performance Under Protest                               26

38.    Authority                                               26
39.    Conflict                                                26
40.    Addendum                                                26
41.    Tenant Improvements                                     26
42.    Rules and Regulations                                   26

                                    ADDENDUM

43.    Lease Commencement, Termination Dates                   28
44.    Landlord's Liability for Delay in Possession            28
45.    Construction by Tenant Prior to Possession              28
46.    Rent                                                    29
47.    Consumer Price Index Adjustments to Minimum Rent        30
48.    Expenses Allocable to Tenant                            32
49.    Structural Repairs                                      32
50.    Total Destruction                                       32
51.    Damage Near End of Term (continued)                     33
52.    Abatement of Rent:  Tenant's Remedies                   34
53.    Real Property Taxes                                     34
54.    Parking                                                 34
55.    Allocation of Common Area Expenses                      35
56.    Measurement of Rentable Area                            35
57.    Assignment and Subletting                               35
58.    Condemnation: Tenant's Remedies                         36
59.    Subordination                                           36
60.    Options                                                 36
61     Signs                                                   36
62.    Partial Damage - Uninsured Loss                         36

                        BUSINESS PARK LEASE -- TOTAL NET

                        BUSINESS PARK LEASE -- TOTAL NET


         1. Parties. This Lease, dated, for reference purposes only, ____________________ , 1984, is made by and between HIGHLANDS PARK PARTNERSHIP, a California general partnership (herein called "Landlord") and LASER POWER CORPORATION, a Delaware corporation (herein called "Landlord")

         2. Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and upon all of the conditions set forth herein, that certain real property consisting of approximately 41,000 square feet, more particularly described as a portion of High Bluff Drive; herein referred to as the "Premises") in that certain business park commonly known as Highland Park (herein referred to as the "Park") located in the County of San Diego, State of California. [A diagram of the Premises is attached hereto as Exhibit "A"] The Premises are a part of a larger approximately 44,000 square foot building-(the "Building"). See Addendum Paragraph 46.

         3. Term.

                  3.1 Term. The initial term of this Lease shall be for approximately five (5) years and four (4) months* commencing on ___________________ (herein referred to as the "Commencement Date") and ending on December 31, 1990 unless sooner terminated pursuant to any provision hereof. (See Addendum Paragraph 43.)

                  3.2 Delay in Possession. Notwithstanding said Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case, Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant; provided, however, that if Landlord shall not have delivered possession of the Premises within sixty (60) days from said Commencement Date, Tenant may, at Tenant's option, by notice in writing to Landlord within thirty (30) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Tenant is not received by Landlord within said thirty (30) day period, Tenant's right to cancel this Lease hereunder shall terminate and be of no further force or effect. (See Addendum Paragraph 44.)

                  3.3 Early Possession. If Tenant occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not .advance the termination date, and Tenant shall pay rent for such period at the initial monthly rates set forth below. (See Addendum Paragraph 45).

                  3.4 Option to Extend Lease. Subject to the limitations in Addendum Paragraph 60, Tenant is hereby granted an option to extend the initial term of this Lease, including all of the provisions herein, for two (2) period
(s) of five (5) year (s) each following the expiration of the initial term, or the immediately preceding extended term, as the case may be, by giving written notice of exercise of the option ("Option Notice") to Landlord at least six months, but not more than one year, before the expiration of the initial term or the immediately preceding extended term, as the case may be. The monthly rent for the extended term shall be subject to the Consumer Price Index annual adjustments as set forth in Addendum Paragraph 47.

         4. Rent. See Addendum Paragraph 46

                  4.1  Minimum Rent.  Deleted.

                  4.2 Consumer Price Index Adjustments to Minimum Rent. See Addendum Paragraph 47.

                  4.3 Additional Rent - "Total Net Lease." This Lease is what is commonly called a "total net lease to it being understood that Landlord shall receive the minimum rent set forth in this Paragraph 4 free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises (hereinafter collectively referred to as "Expenses"). Tenant shall pay Tenant's share (as set forth in this Lease) of all such Expenses as additional rent hereunder, and shall pay the same to the Property Management Company, if any, or to the Landlord, or as directed by Landlord. (See Addendum Paragraph 48.) As examples, and not by way of limitation, such Expenses shall include all impositions, insurance premiums, operating charges (including without limitation common area maintenance, utility charges, maintenance (including non-capital construction items which can be expensed) and any other charges, cost and expenses which arise or may be contemplated under any provisions of this Lease during the term hereof all as is more specifically set forth herein. Upon failure of Tenant to pay any Expenses as additional rent on time and in full, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay rent. Except as otherwise expressly provided in this Lease, it is the intention of the parties hereto that this Lease shall not be terminable for any reason by the Tenant, and that Tenant shall in no event be entitled to any abatement of or reduction in rent payable hereunder. Any present or future law to the contrary shall not alter this agreement of the parties.

          5. Security Deposit. Tenant has deposited with Ticor Title Insurance Company $30,000 as security for Tenant's faithful performance of Tenant's obligations hereunder. (Said deposit shall be released to Landlord pursuant to separate escrow instructions executed by the parties.) If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep said deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of Interest or other increment for its use, to Tenant

(or, at Landlord's option, to the last assignee, if any, of Tenant's Interest hereunder) at the expiration of the initial term hereof. No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit.

         6. Use.

                  6.1 Use. The Premises shall be used and occupied only office and light manufacturing and for no other purpose, without the written consent of Landlord which shall not be unreasonably withheld.

                  6.2  Compliance With Law.

                           (a) Landlord warrants to Tenant that the Premises, in
their state existing on the date that the initial term commences, but without regard to the use for which Tenant will use the Premises nor to improvements made or to be made by Tenant, do not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on the Commencement Date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Landlord, after written notice from Tenant, at Landlord's sole cost and expense, rectify any such violation. in the event Tenant does not give to Landlord written notice of the violation of this warranty within three (3) months from the Commencement Date with reasonable promptness, the correction of same shall be the obligation of the Tenant at Tenant's sole cost (except for latent defects).

                           (b) Except as provided in Paragraph 6.2(a), Tenant
shall, at Tenant's expense, comply promptly with all applicable statutes, Building Codes, ordinances, rules, regulations, orders, covenants and restriction of record and requirements in effect during the initial or extended term or any part of the term hereof. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant in the Park, shall tend to disturb such other tenants.

                  6.3  Condition of Premises.

                           (a) Landlord and Tenant shall improve the Premises
with such Tenant improvements described on Exhibit "B" and to be constructed in accordance with the procedures set forth in Exhibit "B".

                           (b) Subject to the express provisions of Exhibit "B",
Tenant shall accept the Premises in their condition existing as of the Commencement Date or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business. Landlord represents that as of the date of this Lease the zoning is MIP, as modified by EC designation.

         7. Maintenance, Repairs and Alterations.

                  7 1 Tenant's Obligations, Tenant shall keep in good order, condition and repair the Premises and every part thereof, structural and nonstructural (whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning (Tenant shall procure and maintain, at Tenant's expense, an air conditioning system maintenance contract), ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and exterior), foundations,, ceilings, roofs (interior and exterior), floors, windows, doors, plate glass and skylights located within the Premises, and all signs located on the .Premise (See Addendum Paragraph 49.)


                           7.1.1 In the event that the Premises comprise less
than all the rentable square feet of a building, then any structural maintenance or repairs to the exterior wall, roof and foundation of the building shall be performed by the Landlord. In such event, Tenant shall on a monthly basis, and as additional rent concurrently with its payment of all other Rent, pay to Landlord the Tenant's pro rata share of the cost of such structural maintenance and repairs. Tenant's pro rata share shall be an amount equal to Landlord's cost for such structural maintenance and repairs multiplied by a fraction, the numerator of which is the total rentable square feet in the Premises, and the denominator of which is the total rentable square feet in the building in which the premises are situated.

                  7.2 Surrender. On the last day of the term hereof, or upon any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as when received , ordinary wear and tear excepted, clean and free of debris, and, at the option of Landlord, Tenant shall remove any or all improvements and trade fixtures made by or for the benefit of Tenant. Other than Tenant improvements installed during the initial buildout of the subject premises pursuant to Exhibit "B" hereto, Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Tenant shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the premises in good operating condition.

                  7.3 Landlord's Rights. If Tenant fails to perform obligations under this Paragraph 7, or under any other paragraph of this Lease, Landlord may at its option (but shall not be required to) enter upon the Premises after ten
(10) days' prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Tenant's behalf and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall become due and payable as additional rental to Landlord together with Tenant's next rental installment.

                  7.4 Landlord's Obligations. Except for the obligations of Landlord under Paragraph 6.2(a) (relating to Landlord's warranty), Paragraph 7.1 (relating to Landlord's performance of certain structural repairs at Lessee's expense), Paragraph 9 (relating to destruction of the Premises) and under Paragraph 14 (relating to condemnation of the Premises), or as expressly provided otherwise in Article 7, it is intended by the parties hereto that Landlord have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the equipment therein, whether structural or nonstructural, all of which obligations are intended to be that of the Tenant under Paragraph 7.1 hereof. Tenant expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

                  7.5  Alterations and Additions.

                           (a) Tenant shall not, without Landlord's prior
written consent, make any alterations, improvements, additions, or Utility Installations in, on or about the Premises, the cost of which would exceed $10,000 in any one instance. Tenant shall make no change or alteration to the exterior of the Premises or the exterior of the building(s).in the Park without Landlord's prior written consent. As used in this Paragraph 7.5 the term "Utility Installation" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing. Landlord may require that Tenant remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises to their prior condition. Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work. Should Tenant make any alterations, improvements, additions or Utility Installations without the prior approval of Landlord, Landlord may require that Tenant remove any or all of the same. Landlord shall not unreasonably withhold or delay giving its consent where required, provided, however, that any refusal by Landlord to give its consent shall be deemed reasonable if such refusal is based on a refusal by Landlord's lender or a refusal by any architectural review board having jurisdiction over the Park. In addition, tenant may alter its private telephone system installed at its own cost and expense without Landlord's consent provided no alterations are made to the Premises except as provided herein.

                           (b) Any alterations, improvements, additions or
Utility Installations in or about the Premises that Tenant shall desire to make and which requires the consent of the Landlord shall be presented to Landlord in written form, with proposed detailed plans. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to the commencement of the work and the compliance by Tenant of all conditions of said permit in a prompt and expeditious manner.

                           (c) Tenant shall pay, when due, all claims for labor
or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord against liability for the same and holding the Premises and the Park, or any part thereof, free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's attorneys' fees and costs in participating in such action if Landlord shall decide it is to its best interest to do so.

                           (d) Unless removed pursuant to Paragraph 7.5(a), all
alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Tenant), which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Paragraph 7.5(d), Tenant's machinery and equipment, and private telephone system installed at its sole cost and expense, shall remain the property of Tenant and may be removed by Tenant. Prior to the expiration of the term of this Lease, Tenant shall repair any damage to the Premises occasioned by the installation or removal of such machinery and equipment.

         8. Insurance indemnity.

                  8.1 Insuring Party; Tenant's Pro Rata Share. As used in this Paragraph 8, and its subparagraphs, the term "insuring party" shall mean the party who is designated by this Lease to have the obligation to obtain the respective type of Insurance required hereunder. If Landlord is the insuring party, Tenant shall pay as additional rent hereunder, its pro rata share of such insurance obtained by Landlord including all such insurance required hereunder and any additional insurance as is normally carried at similar locations or as may be required by any mortgagee, each such payment to be made within 10 days after the receipt of written statement from Landlord setting forth the cost of such insurance and the computation thereof. Tenant's pro rata share shall be an amount equal to Landlord's cost of such insurance for the entire Park multiplied by a fraction, the numerator of which is the total rentable square feet in the Premises and the denominator of which is the total rentable square feet in the Park covered by such insurance policy. If Tenant is the insuring party, Tenant shall procure and maintain the insurance required of Landlord at Tenant's sole expense.

                  8.2 Liability Insurance.

                           (a) Tenant shall obtain and keep in force during the
term of this tease a policy of Comprehensive Public Liability insurance, including Contractual Liability insurance, insuring Landlord, its employees and mortgagee having lien on the Premises designated by Landlord, and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto, including injury to or death of one or more persons or property damage. Such insurance shall be a combined single limit policy in an amount not less than one million dollars ($1,000,000) per occurrence. The limits of said insurance shall not, however, limit the liability of Tenant hereunder and shall be increased upon demand from Landlord based upon the advice or instruction it receives from its insurers or from any mortgagee having a lien on the Premises. Said insurance shall have a Landlord's Protective Liability endorsement attached thereto. If the Tenant: shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant.

                           (b) In addition to the foregoing, Landlord shall
obtain and keep in force a policy of comprehensive public liability insurance against liability arising out of the ownership, use, occupancy or maintenance of the Park, in an amount determined by Landlord to be appropriate. Tenant shall be responsible for its pro rata share of the cost thereof, as required under this Lease, provided, however, that Tenant shall not be responsible for that portion of the cost attributable to Landlord's liability insurance coverage in excess of $5,500,000 per occurrence.

                  8.3 Property Insurance.

                           (a) The Landlord shall obtain and keep in force
during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of at least 90% of the full replacement value thereof, as the same may exist from time to time, but in no event less than the total amount required for the Premises by lenders having liens on the Park or any part thereof, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Park or any part thereof), and special extended perils ("risk" as such term is used in the insurance industry). Said insurance shall provide for payment of loss thereunder to Landlord or to the holder of mortgages or deeds of trust on Lessor's interest in the Park or any part thereof. A stipulated value or agreed amount endorsement deleting the co-insurance provision of the policy which covers loss or damage to the Premises shall be procured with said insurance. If the insuring party shall fail to procure and maintain said insurance the other party may, but shall not be required to, procure and maintain the same, but the expense thereof shall be allocated in the same manner as for the insurance required hereunder. If such insurance coverage has a deductible clause, the deductible amount shall be in the discretion of the insuring party, and Tenant shall be liable for its pro rata share of such deductible amount.

                           (b) Tenant shall pay for any increase in the property
insurance of such other building or buildings in the Park if said increase is caused by Tenant's acts, omissions, use or occupancy of the Premises.

                           (c) Landlord's policy will not insure Tenant's
inventory, trade fixtures and equipment. Tenant shall at all times during the term obtain and keep in force, at Tenant's expense, policies of insurance: (i) covering its removable inventory, trade fixtures and equipment for an amount equal to not less than 80% of their actual cash value from time to time, providing coverage against fire, extended coverage, sprinkler damage, vandalism and malicious mischief, with a stipulated amount clause and a replacement cost clause; and (ii) covering all damage to and replacement of all plate glass on the Premises. All such insurance shall name Landlord as a named insured with Landlord's mortgagees also included under a 438BF4 Form or other like form approved by Landlord. Proceeds of such insurance shall be paid to Tenant provided Tenant is not in default, under this lease.

                           (d) The Landlord shall, in addition, obtain and keep
in force during the term of this Lease a policy of rental value insurance covering a period of one year, with loss payable to Landlord, which insurance shall also cover all real estate taxes and insurance costs for said period.

                  8.4 Insurance Policies. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least B plus, or such other rating as may be required by a lender having a lien on the Park or any part thereof, as set forth in the most current issue of "Best's Insurance Guide XIII." The Tenant shall deliver to the other party copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses as required by this Paragraph 8. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord. If Tenant is the insuring party Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Paragraph 8.3. If Tenant does or permits to be done anything which shall increase the cost of the insurance policies referred to in Paragraph 8.3, then Tenant shall forthwith upon Landlord's demand reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of insurance.

                  8.5 Waiver of Subrogation. Tenant and Landlord each hereby release and relieve the other and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under Paragraph 8.3, which perils occur in, on or about the Premises, the building and the Park, or any part thereof, whether due to negligence of Landlord or Tenant or other tenants of the Park or their agents, employees, contractors and/or invitees. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. The foregoing waivers of subrogation shall be operative only so long as available in the State of California, and do not invalidate any such insurance policy.

                  8.6 Indemnity. Notwithstanding any insurance protection under this Lease, Tenant shall indemnify and hold harmless Landlord, its employees and agents from and against any and all claims arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere, and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person, in, upon or about the Premises ,the Building and the Park, or any part thereof, arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord.

                  8.7 Exemption of Landlord From Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises/ the Building and the Park, or any part thereof, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fires, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, and the Park, or any part thereof, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Park. Notwithstanding anything in this Lease, to the contrary, Landlord shall at all times be liable for its gross negligence and willful misconduct and that of its employees and agents.

         9. Damage or Destruction.

                  9.1  Definitions.

                           (a) "Premises Partial Damage" shall herein mean
damage or destruction to the Premises to the extent that the cost of repair is less than 20% (twenty percent) of the then replacement cost of the Premises. "Premises Building Partial Damage" shall herein mean damage or destruction to the building of which the Premises' are a part (without regard to damage to other buildings in the Park of which the Premises are not a part) to the extent that the cost of repair is less than 20% (twenty percent) of the then replacement cost of such building as a whole.

                           (b) "Premises Total Destruction" shall herein mean
damage or destruction to the Premises to the extent that the cost of repair is 20% (twenty percent) or more of the then replacement cost of the Premises. "Premises Building Total Destruction" shall herein mean damage or destruction to the building of which the Premises are a part (without regard to damage to other buildings in the Park of which the Premises are not a part) to the extent that the cost of repair is "20%" (twenty percent) or more of the then replacement cost of such building as a whole.

                           (c) "Insured Loss" shall herein mean damage or
destruction which was caused by an event required to be covered by the insurance described in Paragraph 8. Uninsured Loss" shall mean damage or destruction caused by any other event.

                           (d) "Pro rata share" for purposes of this Paragraph 9
shall mean a fraction the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in all premises in the building or buildings damaged within the Park.

                  9.2 Partial Damage -- Insured Loss. Subject to the provisions of Paragraphs 9.4, 9.5 and 9.6, if at any time. during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage or Premises Building Partial Damage, then Landlord shall, at Landlord's expenses, repair such damage, but not Tenant's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the above, if the insurance proceeds received by Landlord are not sufficient to effect such repair, Landlord shall give notice to Tenant of the amount required in addition to the insurance proceeds to effect such repair. Tenant shall contribute Tenant's pro rata share of the required amount to Landlord within ten (10) days after Tenant has received notice from Landlord of the shortage in the insurance. When Tenant shall contribute such amount to Landlord, Landlord shall make such repairs as soon as reasonably possible and this Lease shall continue in full force and effect. Tenant shall in no event have any right to reimbursement for any such amounts so contributed.

                  9.3 Partial Damage -- Uninsured Loss See Addendum Paragraph
62.

                  9.4 Total Destruction See Addendum Paragraph 50.

                  9.5 Damage Near End of Term.

                           (a) If at any time during the last year of the term
of this Lease there is damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, or Premises Building Partial Damage, Landlord may at Landlord's option cancel and terminate this Lease by giving written notice to Tenant of Landlord's election to do so within thirty 30 days after the date of occurrence of such damage, said lease to be canceled and terminated as of the date of delivery of Landlord's written notice to Tenant, subject to Subparagraphs (b) and (c) below.

                           (b) Notwithstanding Paragraph 9.5(a), in the event
that Tenant has an option to extend this Lease, and the time within which said option may be exercised has not yet expired, Tenant shall exercise such option,. if it is to be exercised at all, no later than thirty (30) days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage or Premises Building Partial Damage during the last of the term of this Lease. If Tenant duly exercises such option during said thirty (30) day period, Landlord shall repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If the insurance proceeds received by Landlord are not sufficient to effect such repair, Tenant shall pay its prorata share of the amount required to complete such repairs in the manner provided in Paragraph
9.2. If tenant fails to exercise such option during said thirty (30) day period, then Landlord may at Landlord's option terminate and cancel this Lease by giving written notice to Tenant of Landlord's election to do so within ten (10) days after the expiration of said thirty (30) day period, then Landlord may at Landlord's option terminate and cancel this Lease by giving ten (10) days after the expiration of said thirty (30) day period, notwithstanding any term or provision in the grant of option to the contrary, said lease to be canceled and terminated as of the date of delivery of Landlord's written notice to Tenant. See Addendum Paragraph 51.

                  9.6  Abatement of Rent; Tenant's Remedies.

                           (a) See Addendum Paragraph 52.

                           (b) If Landlord shall be obligated to repair or
restore the Premises under the provisions of this Paragraph 9 and shall not commence such repair or-restoration within ninety (90) days after such obligations shall accrue, Tenant may at Tenant's option cancel and terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

                  9.7 Termination -- Advance Payments. Upon termination of this Lease pursuant to-this Paragraph 9. an equitable adjustment in Landlord's exercise of reasonable discretion shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not theretofore been applied by Landlord.

                  9.8 Waiver. Landlord and Tenant waive the provisions of any statutes which relate to termination of lease when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

         10. Real Property Taxes.

                  10.1 Payment of Taxes. Tenant Shall pay as additional rent hereunder its pro rata share of the real property tax, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. If any such taxes paid by Tenant shall cover any period of time prior to or after the expiration of the term hereof, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect. Payment shall be made by Tenant within ten
(10) days after receipt of written notice by Landlord of the amount of such tax and computation of same, if appropriate, or twenty (20) days prior to delinquency, whichever is the later to occur.

                  10.2 Definition of "Real Property Tax". As used herein, the term real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance taxes, federal, state, county or city income taxes, franchise taxes or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to rent or other income therefrom, and as against Landlord's business of leasing the Premises. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any ,levy, assessment or charge hereinabove included within the definition of "real property tax," or (ii) the nature of which was hereinbefore included within the definition of "real property tax, " or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a transfer (See Addendum Paragraph 53) either partial or total, occurring more than three years after the date of this Lease of Landlord's interest in the Premises or which is added to a tax or charged hereinbefore included within the definition of real property tax by reason of such transfer, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

                  10.3 Joint Agreement. If the Premises are not separately assessed, Tenant's pro rata share shall be an amount equal to the real property tax for the land and improvements within the tax parcels assessed multiplied by a fraction, the numerator of which is the total rentable square feet in the Premises and the denominator of which is the total rentable square feet within the tax parcels assessed. If separately assessed, Tenant's pro rata share shall be the entire assessment for the respective parcel.

                  10.4  Personal Property Taxes.

                           (a) Tenant shall pay prior to delinquency all taxes
assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

                           (b) If any of Tenant's said personal property shall
be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

         11. Utilities. Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises. Electricity shall be separately metered to the Premises.

         12. Common Areas and Automobile Parking. The term "common areas" refers to all areas within the exterior boundaries of the Park which are now or hereafter made available for general use, convenience and benefit of Landlord and other persons entitled to occupy rentable area in the Park, including, without limiting the generality of the foregoing, automobile parking areas, driveways, sidewalks, open and enclosed courts and malls, landscaped and planted areas.

                  12.1 Use of Common Areas. Tenant and its employees and invitees are, except as otherwise specifically provided in this Lease, authorized, empowered and privileged to use the common areas in common with other persons during the term of this Lease. The common areas are as shown on the site plan attached hereto and marked Exhibit "A." Landlord agrees to maintain and operates or cause to be maintained and operated (except as hereinafter provided with reference to cost of maintenance), said common areas at all times for the benefit and use of the customers and patrons of the Tenant, and of other tenants, owners and occupants of the land constituting the Park of which the Premises are a part. The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish. Tenant shall not place or permit any obstruction or materials in such areas. No exterior storage shall be allowed.

                  12.2 Parking. Parking spaces shall be unassigned for use in common by all tenants and their invitees of the Park. Landlord makes no warranty as to the availability of parking for Tenant, its agents, employees or invitees. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its absolute discretion to determine whether to allocate parking spaces among lessees or to designate specific areas within which Tenant, its employees and invitees must park. (See Addendum Paragraph 54.)

                  12.3  Maintenance and Security.

                           (a) The Landlord-shall keep or cause to be kept said
common areas in a neat, clean and orderly condition, and shall repair any damage to the facilities thereof, but all expenses in connection with said common areas shall be charged and prorated in the manner hereinafter set forth. It is understood and agreed that the phrase "expenses in connection with said common areas" as used herein shall be construed to include, but not be limited to, all sums expended in connection with said common areas for all general maintenance and repairs, resurfacing, or painting, restriping, cleaning, sweeping and janitorial services; maintenance and repair of sidewalks, curbs, and park signs; sprinkler systems, planting and landscaping; lighting and other utilities; directional signs and other markers and bumpers; maintenance and repair of any fire protection systems, lighting systems, storm drainage systems and any other utility systems; personnel to implement such services including, if Landlord deems necessary, the cost of security guards (provided, that the decision of whether to employ such security guards shall be made in the sole discretion of Landlord, and Landlord shall have no liability to Tenant, any tenant or invitees of same for failure to provide such services and provided further that Tenant may, at Tenant's expense, and with the prior written consent of Landlord, which consent shall not be unreasonably withheld, engage such security guard service as Tenant deems necessary and appropriate for the protection of Tenant and Tenant's employees and invitees); real and personal property taxes and assessments on the improvements and land comprising said common areas; any governmental imposition or surcharge imposed against Landlord or assessed against the automobile parking area or any other portion of the common area; all costs and expense pertaining to a security alarm system, if any, for the tenants in the Park; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); adequate public liability and property damage insurance on the common areas. Landlord may cause any or all of said services to be provided by an independent contractor or contractors, or may engage an affiliated property management firm, or may provide such services directly. Provided, however, that Tenant's share of the fees payable to a property management firm, affiliated with Landlord providing such service shall not exceed five percent (5%) of the minimum rent as adjusted payable by Tenant.

                           (b) Should Landlord acquire or make available
additional land not shown as part of the Park on Exhibit "A" and make the same available for parking on other common area purposes, then said expenses in connection with said common areas shall also include all of the aforementioned expenses incurred and paid in connection with said additional land.

                  12.4 Allocation of Common Area Expenses. Tenant shall pay to Landlord Tenant's pro rata share of such common area expenses in the following manner:

                           (i) From and after the date the minimum rent provided
for in Paragraph 4 hereof has commenced, but subject to adjustment as hereinafter in this subparagraph (i) provided, Tenant shall pay Landlord concurrently with the rental payment during the term of this Lease, an amount estimated by Landlord to be Tenant's pro rata share of such common area expenses. Landlord may adjust the estimated monthly charge at the end of any calendar quarter on the basis of Landlord's experience and reasonably anticipated costs.

                           (ii) Within thirty (30) days following the end of
each calendar quarter or, at Landlord's option, each calendar year, Landlord shall furnish Tenant a statement covering the calendar quarter or year just expired, certified as correct by a certified public accountant or an authorized representative of Landlord, showing the total common area expenses, the amount of Tenant's pro rata share of such common area expenses for such calendar quarter or year and the payments made by Tenant with respect to such period as set forth in subparagraph (i).(See Addendum Paragraph 55). If Tenant's pro rata share of such common area expenses exceeds Tenant's payment so made, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of such statement. If said payments exceed Tenant's pro rata share of such common area expenses, Tenant shall be entitled to offset the excess against payments next thereafter to become due Landlord as set forth in said subparagraph (i). Tenant's pro rata share of the total common area expenses for the previous calendar quarter or year shall be that portion of all of such expenses which is equal to the proportion thereof which the number of rentable square feet in the Premises bears to the total number of rentable square feet in the entire Park. (See Addendum Paragraph 56). There shall be appropriate adjustment of Tenant's share of the common area expenses as of the expiration of the term of this Lease.

                  12.5 Decisions Affecting The Common Area. The Landlord shall at all times have the right and privilege of determining the nature and extent of the common areas, whether the same shall be surface, underground or multiple-deck, and of making such changes therein and thereto from time to time which in its opinion are deemed to be desirable and for the best interests of all persons using said common areas, including the location and relocation of driveways, entrances, exits, automobile parking spaces, the direction and flow of traffic, installation of prohibited areas, landscaped areas, and all other facilities thereof. Nothing contained in this Subparagraph 12.5 shall in any way be interpreted to mean that Tenant is responsible for the cost of building a parking structure at the Park.

                  12.6 Liability Disclaimer. Nothing contained herein shall be deemed to create any liability upon Landlord for any damage to motor vehicles of invitees or employees or for loss of property from within such motor vehicles, unless caused by the gross negligence of the Landlord, its agents, employee, or invitees.

         13. Assignment and Subletting.

                  13.1 Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which Landlord shall not unreasonably withhold. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void,, and shall constitute a breach of this Lease. Landlord may, in Landlord's discretion, cancel all or a part of this Lease covering such portion of the Premises as Tenant requests to assign or sublet, and to enter into a lease with such proposed assignee or sublessee directly; provided, that in such event Tenant shall be relieved from further liability for such portion of the Premises so assigned or sublet directly by Landlord.

         Without limitation, it shall not, be unreasonable for Landlord to withhold its consent to any assignment or subletting unless and until Tenant assigns and pays to Landlord all consideration received or to be received by Tenant in connection with any such assignment or subletting in excess of the rents and other sums due Landlord from Tenant pursuant to this Lease. See Addendum Paragraph 57.

                  13.2 Tenant Affiliate. Notwithstanding the provisions of Paragraph 13.1 hereof, Tenant may assign or sublet the Premises, or any portion thereof, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant,, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Tenant, the consent of whom shall not be necessary.

                  13.3 No Release of Tenant. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Provided,, however, that if in the opinion of Landlord, an assignee of the entire interest of Tenant under the Lease, otherwise agreed to by Landlord, is of sufficient financial strength, then Landlord may, at Landlord's option, release Tenant from further liability hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant? without notifying Tenant, or any successor of Tenant, and without obtaining Its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

                  13.4 Attorneys' Fees. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act Tenant proposes to do then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith, said fees not to exceed $500.00,.

         14. Defaults; Remedies.

                  14.1 Defaults. -The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by
Tenant:

                           (a) The vacating or abandonment of the Premises by
Tenant.

                           (b) The failure by Tenant to make any payment of rent
or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period five (5) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to applicable unlawful detainer statutes, such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

                           (c) The failure by Tenant to observe or perform any
of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice hereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                           (d) (i) The making by Tenant of any general
arrangement or assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. S 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days. Provided, however, in the event that any provision of this Paragraph 14.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

                           (e) The discovery by Landlord that any financial
statement given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenants any successor in interest of Tenant or any guarantor of Tenant's obligation hereunder, and any of them, was materially false.

                  14.2 Remedies. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach, do any of the following:

                           (a) Terminate Tenant's right to possession of the
Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; that portion of the leasing commission paid by Landlord, if any, applicable to the unexpired term of this Lease.

                           (b) Maintain Tenant's right to possession in which
case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                           (c) Pursue any other remedy now or hereafter
available to Landlord under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

                  14.3 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Park or any part of it whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

                  14.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Park or any part of it. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee, within five (5) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

         15. Condemnation. In the event the entire Park shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority (herein collectively referred to as "condemnation", this Lease shall terminate and expire as of the date title or the right of possession, whichever is earlier, vests in the public or quasi-public authority, and the Tenant shall thereupon be released from any liability thereafter accruing hereunder.

         In the event more than twenty-five percent (25%) of the square footage of rentable area of the Premises is taken under the power of eminent domain by any public or quasi-public authority, or if by reason of any appropriation or taking, regardless of the amount of Premises or common area so taken, the Premises is not reasonably suitable for Tenant's use, either Landlord or Tenant shall have the right to terminate this Lease as of the date title or the right of possession, whichever is earliest vests in the public or quasi-public authority, upon giving notice in writing of such election within thirty (30) days after receipt by the Tenant from the Landlord of written notice that said Premises or the common area have been so condemned. In the event of such termination, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder. The Landlord agrees promptly after learning of any appropriation or taking to give to the Tenant notice in writing thereof.

         If this Lease is terminated in either manner hereinabove provided, the Landlord shall be entitled to the entire award or compensation in such proceedings, but the rent and other charges for the last month of the Tenant's occupancy shall be prorated and the Landlord agrees to refund to the Tenant any rent or other charges paid in advance. (See Addendum Paragraph 58.)

         If both Landlord and Tenant elect not to so terminate this Lease, Tenant shall remain in that portion of the Premises which shall not have been appropriated or taken as herein provided, or in the event less than twenty-five percent (25%) of the square footage of floor area of the Premises shall be appropriated under the power of eminent domain by any public or quasi-public authority, and the remainder thereof is reasonably suitable for Tenant's user then in either such event the

Landlord agrees, at the Landlord's cost and expense, as soon as reasonably possible, to restore the Premises to a complete unit of like quality and character as existed prior to such condemnation; provided, that Landlord shall not be required to expend funds in connection with such restoration in excess of the award received by Landlord for such purposes, in which event, Landlord shall have the option to terminate this Lease upon not less than thirty (30) days' prior written notice in lieu of making such restoration. In the event of continuation of this Lease after such partial condemnation, there shall be an equitable adjustment (taking into account, among other things, the relative value of the Premises or common areas, as the case may be, prior to the condemnation and the value of the Premises after the condemnation; and taking into account any damages received by Tenant and Landlord from the public or quasi-public authority) in the minimum rent payable by Tenant for the remaining portion of the Premises; and the Landlord shall be entitled to receive the total award or compensation in such proceedings. (See Addendum Paragraph 58.)

         For the purposes of this Paragraph 15, a voluntary sale or conveyance in lieu of condemnation, but under the threat of condemnation, shall be deemed an appropriation or taking under the power of eminent domain.

         16. Estoppel Certificate.

                  (a) Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Park or any part thereof.

                  (b) At Landlord's option, Tenant's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performances, and (iii) that not more than one month's rent has been paid in advance.

                  (c) If Landlord desires to finance, refinance, or sell the Park, or any part thereof, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser. Such statements shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

         17. Landlord's Liability. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee's interest in a ground lease of the Park or any part thereof, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest., shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

         18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         19. Interest on Past-Due Obligations. Except as expressly herein provided, any rent, additional rent or any other amount date due to Landlord not paid when due shall bear interest at the rate of ten percent (10%) per annum from the date due until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease. such interest shall be in addition to any late charge incurred by Tenant under this Lease, provided, however, that interest shall be not payable on late charges incurred by Tenant.

         20. Time of Essence, Time is of the essence.

         21. Incorporation of Prior Agreements Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective . This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease I Tenant hereby acknowledges that no broker, if any, engaged on this transaction nor the Landlord or any employees or agents of any of said persons has, made any oral or written warranties or. representations to Tenant relative to the condition or use by Tenant of said Premises and Tenant acknowledges that Tenant assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

         22. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, if given personally or by mail, shall be deemed sufficiently given if addressed to . Tenant or to Landlord at the address noted below the signature of the respective parties, as the case may be, and if given by mail, shall be deemed delivered and received (3) days after posting thereof. Either party may by notice to the other specify a different address for notice purposes except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

"and received

         23. No Waiver. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No agent or employee of Landlord or of Landlord's agents shall have any power to accept the possession of all or any part of the Leased Premises prior to the termination or expiration of this Lease. The delivery of possession to any such agent or employee shall not operate as a termination of this Lease or a surrender of the Leased Premises. The failure of Landlord or Tenant to seek redress for violation of or to insist upon the strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver thereof or prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by the party making such waiver.

         24. Holding Over. If Tenant, with Landlord's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Tenant, but all options and rights of first refusal, if any, granted under the terms of this Lease or hereafter shall be deemed terminated and be of no further effect during said month to month tenancy.

         25. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         26. Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

         27. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of Paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the state wherein the Premises are located.

         28. Subordination.

                  (a) This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Park is a part, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease,, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of-trust or ground lease or the date of recording thereof.

                  (b) Tenant agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgages deed of trust or ground lease, as the case may be. (See Addendum Paragraph 59.) Tenant's failure to execute such documents within 10 days after written demand shall constitute a material default by Tenant hereunder, or, at

Landlord's option, Landlord shall execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby maker constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Paragraph 28(b).

         29. Attorneys' Fees. if either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorneys' fees, to be paid by the losing party as fixed by the court.

         30. Landlord's Access. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or tenants, And making such alterations, repairs, improvements or additions to the Premises or to the Park as Landlord may deem necessary of desirable. Landlord may at any time place on or about the Premises any ordinary "For Sale" signs and Landlord may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Tenant.

         31. Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

         32. Signs. Any sign installed without approval of the Landlord will be brought into conformity at the expense of the Tenant. Tenant shall submit a sketch of the proposed sign to the Landlord for approval, which sign must be of a size, shape, composition, design and color approved by Landlord. Tenant shall be responsible for obtaining and paying the cost of the sign and the cost of installation thereof. At the expiration or sooner termination of this Lease, the sign may be removed by the Tenant in Tenant's discretion, and must be removed at the expense of Tenant, in Landlord's discretion. Except as provided herein, no advertising placards, banners, pennants, names, insignia, trademarks, or other descriptive material shall be affixed or maintained upon the glass panes of the exterior walls of any building in the Park, landscaped areas, streets, or parking areas. (See Addendum Paragraph 61.)

         33. Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

         34. Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Tenant under this Lease.

         35. Quiet Possession. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Landlord represent and warrant to Tenant that they are fully authorized and legally capable of executing this Lease on behalf of Landlord and that such execution is binding upon all parties holding an ownership interest in the Premises.

         36. Easements. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions; so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant, Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease by Tenant.

         37. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment 'under protest' and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

         38. Authority. If Tenant is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Tenant is a corporation, trust or partnership, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord evidence of such authority satisfactory to Landlord.

         39. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

         40. Addendum. Attached hereto is an addendum or addenda containing Paragraphs 43 through 62,, which constitutes a part of this Lease.

         41. Tenant Improvements. (Per agreement between Landlord and Tenant - draft as needed for Exhibit "B.")

         42. Rules and Regulations. Tenant agrees to abide by such reasonable rules and regulations as may be adopted in Landlord's discretion from time to time to protect and to promote the orderly operation and enjoyment of the Park.

The Exhibits "A" and "B" attached hereto are a part of this Lease and incorporated herein by this reference.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH REPEAT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. ON REPRESENTATION OR RECOMMENDATION IS MADE BY LANDLORD OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

The parties hereto have executed this Lease at the places and on the dates specified immediately adjacent to their respective signatures.

                                               HIGHLANDS PARK PARTNERSHIP
Executed at San Diego, California              a California General Partnership
on August 31, 1984
Landlord's Address: 11030 Roselle Street       By: ____________________________
San Diego, California 92121                              Thomas W. James
                                               By: ____________________________
                                                         Malin Burnham
                                                         (LANDLORD)



Executed at San Diego, California              a Delaware Corporation
on August 31, 1984                             By: ____________________________
Tenant's Address: 11211 Sorrento Valley Rd
San Diego, CA  92121                           By: ____________________________
         (TENANT)

                   ADDENDUM TO THAT CERTAIN LEASE DATED AS OF
                            AUGUST 30, 1984, BETWEEN
                    HIGHLANDS PARK PARTNERSHIP, AS LANDLORD,
                                       AND
                       LASER POWER CORPORATION, AS TENANT


This Addendum is made and entered into by and between HIGHLANDS PARK PARTNERSHIP, as Landlord, and LASER POWER CORPORATION, as Tenant, as of the date set forth on the cover page of the Lease between Landlord and Tenant to which this Addendum is attached (the "Lease"). The promises, covenants, agreements and declarations made and set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease. To the extent that the provisions of this Addendum are inconsistent with the terms and conditions of the Lease, the provisions of this Addendum shall control.

         43. Lease Commencement, Termination Dates. Subject to Exhibit "B," the Lease commencement date ("Commencement Date") shall be the first to occur of (a) delivery of possession of the Premises to Tenant following substantial completion of construction of those tenant improvements to be constructed by Landlord in the Premises pursuant to Exhibit "B" attached hereto, and satisfactory completion of inspection of the Building and such tenant improvements constructed by Landlord by the building inspection department of the City of San Diego as evidenced by the final inspector's "sign-off" on the posted building permit, or (b) the date upon which Landlord would have delivered possession of the Premises as provided in (a) above, but for delays caused by Tenant. The parties anticipate that the Commencement Date will occur approximately November 1, 1985, but no assurances are given with respect to such date. The Lease termination date shall be December 31, 1990, regardless of the actual Commencement Date.

         44. Landlord's Liability for Delay in Possession. Notwithstanding anything to the contrary contained in Subparagraph 3.2 of the Lease, (a) if delivery is not made by October 1, 1985 and (b) Tenant has not validly canceled this Lease pursuant to the procedures contained in Subparagraph 3.2 of the Lease and (c) such failure to deliver the Premises is not the result of delays caused by Tenant, then Landlord shall be liable to Tenant for that portion of the rent actually paid by Tenant from and after October 1, 1995, by reason of Tenant having to hold over in its current premises, which is in excess of the monthly rent in effect of such Premises when Tenant's current lease expires.

         45. Construction by Tenant Prior to Possession. Notwithstanding the provisions of Subparagraph 3.3 of the Lease, Tenant may, prior to the Commencement Date, enter the Premises for purposes of constructing those tenant improvements to the Premises to be constructed by Tenant pursuant to Exhibit "B;" however, such right shall be on condition that, and shall last only so long as, any such activities do not in any way impair or interfere with any of Landlord's activities at the Park, including, but not limited to Landlord's timely completion of the Building and improvements required of Landlord under Exhibit "B." Such construction work, and such entry, by Tenant shall not trigger Tenant's obligation to commence payment of rent; provided, however, that upon and from and after such entry Tenant shall be subject to all the terms and conditions of this Lease except for the payment of rent and other monetary amounts to Landlord. Without limiting the foregoing, Tenant's right of such entry on the Premises shall be on condition) that Tenant shall first comply with all the requirements of Paragraph 8 of the Lease relating to insurance.

         46. Rent. The term "rent," as used in this Lease shall include "minimum rent," as defined in Subparagraph 4.1, and any "additional rent" as defined in Subparagraph 4.3. All rent shall be paid to Landlord in lawful money of the United States at the address to which notices to Landlord are given or at such other places as Landlord may designate in writing.

         Minimum Rent. Subparagraph 4.1 of the Lease is deleted in its entirety and is replaced by the following:

                           "4.1 Payment of Minimum Rent. Tenant shall pay to
                  Landlord without deduction, setoff, prior notice or demand, the "minimum rent" (as stated below) on the first day of each month throughout the term of this Lease. On or before the Commencement Date, Tenant shall pay to Landlord the minimum rent for the first full calendar month of the Lease term and any partial month at the commencement. Minimum rent for any partial month during the term of this Lease shall be prorated at the rate of 1/30th of the minimum rent per day.

                                    4.1.1 Minimum Rent. The minimum rent payable
                  by Tenant to Landlord during the first 12 full calendar months following the Commencement Date (and any partial month at the commencement) of this Lease shall be 90@ per square foot per month. The minimum rent during the balance of the initial term of this Lease shall be $1.025 per square foot per month (subject to possible adjustment for (i) excess Tenant improvement expenses as set forth below in Subparagraph 4.1.3(b), and for (ii) cost of living adjustments as set forth in Subparagraph 4.2). Minimum rent during the option terms shall be as set forth in Subparagraph 4.2.2(b) below. Minimum rent, when adjusted pursuant to Subparagraphs 4.1.3(b) and 4.2, shall be calculated on a square footage basis to the nearest one-tenth (1/10) of one cent.

                                    4.1.2 Determination of Rentable Square
                  Footage. The first payment of minimum rent shall be based upon the assumption that the Premises contain 41,000 rentable square feet, unless the parties otherwise agree. Not later than thirty (30) days after the Commencement Date, Landlord shall determine the rentable square footage for the Park, the building and for the Premises (as set forth in Paragraph 56 of the Addendum), and give notice to Tenant of the results. If Tenant gives notice within ten (10) days that Tenant disagrees with the rentable square footage, then the parties shall mutually select an independent, qualified expert to measure and determine the rentable square footage (as set forth in Paragraph 56), and the expense of such expert shall be split evenly between Landlord and Tenant. Failure of the Tenant to timely object, as herein provided, shall be deemed approval of the rental square footage of the Park, the building and the Premises. The decision of the independent expert shall be binding on Landlord and Tenant.

                                    4.1.3  Computation of Minimum Rent.

                                            (a) Credit for Savings. Landlord
                  contemplates that the market rate of minimum rent for the Premises at completion will be $1.25 per square foot per month. Tenant has negotiated this Lease directly with Landlord and has obligated. itself to this Lease prior to the construction of the Premises. By so doing, Tenant has allowed Landlord to effect certain savings in brokerage commission costs and carrying costs normally associated with the start-up and rental of commercial space. In recognition of these savings, and as a result of negotiations with Tenant, Landlord has agreed to Lease the Premises to Tenant for the initial term of the Lease at a minimum rent which, when averaged over the initial five (5) years of the initial term, is approximately $1.00 per square foot per month. Consistent with this principle, Landlord and Tenant have agreed with the minimum rent structure as set forth above in Subparagraph 4.1.1.

                                            (b) Adjustment for Excess Tenant
                  Improvement Expenses. The minimum rent for the initial term of the Lease has been agreed to by the parties assuming a tenant improvement allowance of $12.00 per square foot. Any actual cost of tenant improvements in excess of this amount but no greater than $15-00 per square foot (the "Excess Cost") shall be amortized over the initial term of the Lease by increasing the monthly minimum rent by two and one-half percent (2-1/2%) of the amount of the Excess Cost per square foot of the Premises and such amount shall become a part of the minimum rent, which shall be subject to the cost of living increases in Subparagraphs 4.2.2(a) and 4.2.2(b). Notwithstanding the foregoing, Tenant may elect to pay Landlord the Excess Cost in cash provided, before work on the tenant improvements has commenced, (i) Tenant gives Landlord written notice of such election and (ii) Tenant pays Landlord cash equal to the Excess Cost. Any actual cost of tenant improvements in excess of t15.00 per square foot shall be paid by Tenant pursuant to Exhibit "B."

         47. Consumer Price Index Adjustments to Minimum Rent. Subparagraph 4.2 of the Lease is deleted in its entirety and is replaced by the following:

                           4.2 Consumer Price Index Adjustments to minimum Rent.

                                    4.2.1 Annual Adjustments. The "Minimum Rent
                  Reference Date" as used herein shall be W the Commencement Date if said date falls upon the first day of a calendar month or (ii) the date which is the first day of the calendar month immediately following the Commencement Date, if the Commencement Date falls upon any date other than the first day of a calendar month. The minimum rent to be paid by Tenant pursuant to Subparagraph 4.1 of the Lease shall be adjusted effective upon the expiration of one year from the Minimum Rent Reference Date, and annually thereafter on each anniversary of the Minimum Rent Reference Date during the term of the Lease, including any extended term as provided for in Subparagraph 3.4 of the Lease (each such date herein referred to as an "Adjustment Date," utilizing the Consumer Price Index (all items) for all Urban Consumers in the San Diego Metropolitan area (1967 equals 100), published by the United States Department of Labor, Bureau of Labor Statistics) herein referred to as the "Index").

                                    4.2.2  Adjustments to Minimum Rent.

                                            (a) Subject to the limitation of
                  Subparagraph 4.2.3, on each Adjustment Date during the initial term the minimum rent set forth in Subparagraph 4.1.1 shall be adjusted as follows:

(I)      AMR Year 1 = .90

(ii)     AMR Year 2 =
         1.025 +  (1.00 + AEC)     *   Index Year 2   -1.00
                                       ------------
                                       Index Year 1

 (iii)   AMR Year 3 =
         1.025 +  (AMR Year 2  -.025)    *    Index Year 3) (AMR Year 2 - .025)
                                              ------------
                                              Index Year 1

 (iv)    AMR Year 4 =
         1.025 +  (AMR Year 3  025)     *     Index Year 4 (AMR Year 3 - .025)
                                              ------------
                                              Index Year 3

(v)      AMR Year 5
         1.025 + (AMR Year 4  .025)    *    Index Year  (AMR Year 4 - .025)
                                            ----------
                                            Index Year 4

                  All numbers above are stated as dollars per square foot.

                  "AMR Year (X)" means the adjusted minimum rent for Year X.

                  "AEC" means the monthly increase in the minimum rent pursuant to Subparagraph 4.1.3(b).

                  "Index for year (X)" means the Index published for the month which is three or four months as the case may be immediately preceding the applicable Adjustment Date or the Minimum Rent Reference Date as the case may be.

                  "Adjustment Factor for Year (X)" refers to the amount contained within the brackets ("E [ ] ") for Year (X).

                  "Year W" means the 12-month period between the Minimum Rent Reference Date and the first Adjustment Date or between each subsequent Adjustment Date, as the case may be.


                  (b) In the event that the first option is exercised, the minimum rent payable during the option terms shall be determined according to the following formulae:

                      AMR Year 6      =   Beta  *   Index Year 6
                                                    ------------
                                                    Index    Year 5

                      AMR Year 7      =   AMR Year 6  *   Index Year 7
                                                          ------------
                                                          Index Year 6

                      AMR Year 8      =   AMR Year 7  *   Index Year 8
                          I                               ------------
                                                          Index Year 7


                  and so on for each year during each option term.

                  Beta = $1.00 + AEC increased at the same frequency and at the same annual percentage rates on a compounded basis as AMR during the initial term was actually increased.

                                    4.2.3 Cap on CPI Adjustments. In no event
                  shall the dollar amount or any annual adjustment to the minimum rent exceed the following limits (the "Cap"):

                                            (a) For the first Adjustment Date,
                  the Cap shall be equal to 8.0% of ($1.00 per sq. ft. plus the amortized cost of the excess tenant improvements payable by Tenant pursuant to Subparagraph 4.1.3(b)).

                                            (b) For the second and each
                  succeeding Adjustment Date, the Cap shall be equal to 8.0% of the Adjustment Factor for the immediately preceding 12-month period.

                                    4.2.4 Alternative Index. Should the Bureau
                  of Labor Statistics discontinue publication of the Index, or publish the same less frequently, or alter the same in some other manner, then Landlord shall adopt a substitute index or procedure which reasonably reflects and monitors the increase in consumer prices, and shall provide Tenant with written notice of such substitute index or procedure.


         48. Expenses Allocable to Tenant. Notwithstanding anything to the contrary contained in Subparagraph 4.3 of the Lease, "Expenses," as defined therein, shall not include the cost and expense of the initial installation or construction of any common area improvements, nor shall Expenses include any administrative fee or similar expense for work done in the common area. "Expenses" of Tenant shall include an amount equal to five percent (5%) of the minimum rent due from Tenant as a property management fee but shall not include any other property management fee or portion thereof.

         Landlord's determination of Expenses, and Tenant's pro rata share thereof, shall be made in accordance with generally accepted accounting principles (GAAP). Tenant shall have the right, at Tenant's own expense, independently to audit Landlord's determination of Expenses, and have such an independent audit conducted by an independent certified public accountant. In the event such audit ultimately discloses that Tenant has been overcharged by three percent (3%) or more, then Landlord shall pay the cost of Tenant's audit. In the event that the audit discloses that Tenant has been overcharged by less than three percent (3%), then in addition to paying for such audit, Tenant shall pay all of Landlord's reasonable costs associated with such audit. In the event of a dispute as to the amount of such overcharge, the parties shall submit the matter to a neutral certified public accountant, agreeable to the parties, whose determination shall be binding. The cost of such accountant shall be paid by the party determined to be responsible (as set forth above), for the costs of the initial audit.

         49. Structural Repairs. Notwithstanding the provisions of Subparagraph
7.1 of the Lease, Landlord shall be responsible for repairing all structural defects in the Premises occurring within one (1) year after completion of all Tenant Improvements to the Premises required under Exhibit "B." Thereafter, Tenant shall assume responsibility for all structural defects as set forth in
Section 7.1 and Landlord shall assign all construction warranties, to the extent they are assignable, to Tenant.

         50. Total Destruction. Subparagraph 9.4 of the Lease is deleted in its entirety and is replaced by the following:

                  "If at any time during the term of this Lease there is damage, whether or not an Insured Loss (including destruction required by any authorized public authority), which falls into the classification of Premises Total Destruction or Premises Building Total Destruction, Tenant shall have the right, but not the obligation, to restore and rebuild the Premises with Landlord's insurance proceeds, if any, and otherwise at Tenant's own cost, as herein provided. Tenant may exercise its election to restore and rebuild the Premises, by sending to Landlord written notice to such effect within thirty (30) days after the date of such destruction. In such event, Landlord shall pay to Tenant all property insurance proceeds, if any, resulting from the destruction of the Premises; provided such proceeds re used by Tenant solely for restoration and repair of the Premises, and provided that Landlord may pay such proceeds to Tenant on a reasonable progress-payments basis. Unless Tenant timely elects to restore and rebuild the Premises, as herein provided, the Lease shall terminate effective as of the date which is the end of such thirty (30) day period."

         51. Damage Near End of Term (continued). The following is added to the end of Subparagraph 9.5(b) of the Lease:

                  Notwithstanding the provisions of Subparagraph 3.4, upon failure of Tenant to exercise an option to extend the Lease as provided in this Subparagraph 9.5(b), all such options to extend shall automatically expire.

                            (c) Notwithstanding Subparagraph 9.5(a), in the
                  event that Tenant has an option to extend this Lease, and the time within which said option may be exercised shall not have yet expired, then Tenant shall have the right, but not the obligation, to elect to repair any Uninsured Loss which falls within the classification of Premises Partial Damage or Premises Building Partial Damage occurring during the last year of the initial term or the first option term of this Lease, provided (I) Tenant pays for the entire cost of such repair and (ii) Tenant validly exercises the option to extend. Tenant may exercise its election to repair such an Uninsured Loss, and to extend the term of this Lease, if it is to be exercised at all, by giving written notice to Landlord to such effect within thirty (30) days after the occurrence of such Uninsured Loss. In such event, this Lease shall continue in full force and effect on condition that Tenant shall promptly commence such repairs and shall diligently complete them. In the event that Tenant does not timely elect to so repair and extend, then Landlord may at Landlord's option terminate and cancel this Lease by giving written notice to Tenant of Landlord's election to do so within ten (10) day after the expiration of said thirty (30) day period, notwithstanding any term or provision in the grant of option to the contrary, said Lease to be canceled and terminated as of the date of delivery of Landlord's notice to Tenant. Notwithstanding the provisions of Subparagraph 3.4, upon failure of Tenant to exercise an option to extend the Lease as provided in this Subparagraph 9.5(c) of the Lease, all such options to extend shall automatically expire."


         52. Abatement of Rent: Tenant's Remedies. Subparagraph 9.6 (a) of the Lease is deleted in its entirety and replaced by the following provision:

                  "(a) In the event of damage described in Subparagraphs 9.2 or
                  9.3 of the Lease, and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Paragraph 9 of the Lease, then Tenant's obligation to pay the minimum rent hereunder for the period during which such damage, repair or restoration continues shall be abated in direct proportion to the square footage of the Premises which Tenant is prevented from using due to such damage, repair or restoration. The amount of the abatement will be an amount equal to the minimum rent payable hereunder multiplied by a fraction, the numerator of which is the total rentable square feet in the Premises which Tenant is, in Landlord's exercise of reasonable discretion, prevented from using because of any damage, destruction, repair or restoration of or to the Premises and the denominator of which is the total rentable square feet in the Premises. Except for abatement of minimum rent, as described hereinabove, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration. Nothing contained hereinabove shall be deemed a waiver of Landlord's right to any proceeds from any rental value insurance or Tenant's business interruption insurance in effect at the time of such damage, destruction, repair or restoration."

         53. Real Property Taxes. Notwithstanding anything contained in Subparagraph 10.2, Tenant shall not be responsible for any "real property tax" increases resulting from a transfer, as described in Subparagraph 10.2(iv) of the Lease occurring within three (3) years from the date of this Lease.

         54. Parking. Notwithstanding anything to the contrary contained in Subparagraph 12.2, Landlord shall provide for not less than four (4) parking spaces per 1,000 square feet of usable space at the Park. Landlord shall not impose fee for parking. However, Tenant shall not be absolved from contributing its pro rata share of all common area maintenance costs including costs related to maintenance of the parking areas as set forth in Paragraph 12 of the Lease.

         55. Allocation of Common Area Expenses.

                  (a) Notwithstanding anything to the contrary contained in Subparagraph 12.4(ii) of the Lease, Landlord's determination of common area expenses shall be made in accordance with generally accepted accounting principles (GAAP) and Tenant shall have the right, at Tenant's own expense, to audit independently Landlord's determination of the total common area expenses. In the event such audit ultimately discloses that Tenant has been overcharged by three percent (3%) or more, then Landlord shall pay the cost of Tenant's audit; otherwise, in addition to paying for the expense of the audit, Tenant shall pay all of Landlord's reasonable costs associated with such audit. In the event of a dispute as to the amount of such overcharge, the parties shall submit the matter to a neutral certified public accountant, agreeable to the parties, whose determination shall be binding. The cost of such accountant shall be paid by the party responsible for paying the cost of the initial audit.

                  b) Notwithstanding anything in this Lease to the contrary, it is agreed that the Expenses payable by Tenant pursuant to Paragraphs 4.3, 12.3 and 48 shall be separated into two categories of Expenses--"Building Operating Expenses" and 'Park Operating Expenses." Building Operating Expenses shall include those Expenses solely attributable to the operation and maintenance of the Building, exclusive of (1) those Expenses allocable to the portions of the Building which are for the use and benefit of all tenants and occupants of the Park, and (2) those Expenses which are separately metered for or paid directly by the various tenants and occupants of the Building. Park Operating Expenses shall include all Expenses attributable to the operation and maintenance of all Common Areas (as hereafter defined) in the Park, including property taxes not specifically allocable to the Building. The Common Areas in the Park shall include all parking areas, landscaping, parking structures, recreational facilities (including a proposed gym in the Building), the Park's HVAC plant and other areas or facilities in the Park which are not for the exclusive use or enjoyment of specific tenants or occupants of the Park or the exclusive use or enjoyment of all tenants or occupants of a single building in the Park. Park Operating Expenses shall include a monthly amount equal to M One Dollar (t1.00) per square foot of the Building gym, plus (ii) the per square foot cost of Tenant Improvements for said gym amortized at two and one-half percent (2-1/2%) per month; provided, however, that (1) if any other tenant of the Park does not pay its pro rata share of such costs for the Building gym as part of the Park operating Expenses, Tenant shall not be obligated to pay same. Said amount shall be increased annually in proportion to the increase in cost of living as evidenced by the change in the Index (as defined in

Subparagraph 4.2.1) between the month which is three or four months preceding the lease commencement date and the annual adjustment date, respectively. In no event shall such increase exceed eight percent (8%) per annum.

                  (c) As to Park Operating Expenses, Tenant shall pay a pro rata share thereof equal to the ratio of the rentable area of the Premises to the total rentable area of all buildings in the Park. As to Building Operating Expenses, Tenant shall pay a pro rata share thereof equal to the ratio of the rentable area of the Premises to the total rentable area of the Building.

         56. Measurement of Rentable Area. For all purposes of this Lease, including but not limited to calculation of rent and apportionment of common area expenses, rentable square footage will be calculated by measuring on each floor from the exterior of exterior walls to the exterior of exterior walls, or to the center of demising walls separating the Premises from other premises on the same floor, as the case may be. The area of all exterior "deck(s)" for the exclusive use of a tenant in the Park shall be included in the calculation of the total rentable square footage of the Park, and the area of any such deck which is for the exclusive use of Tenant shall be included, in the calculation of the rentable square footage of the Premises. The calculation of the rentable square footage of any such deck(s) shall be made by measuring from the exterior of the exterior building wall(s) abutting such deck(s) to the edge of such deck(s).

         Tenant's Premises, and the rentable square footage thereof, shall not include a portion of the square footage area of the Park's atrium and courtyard (the "Atrium"). For purposes of measurement, a wall adjoining an atrium or courtyard shall be deemed to be an exterior wall. The area of such Atrium shall be calculated by measuring from the inside edge of the walls surrounding the Atrium at floor level.

         57. Assignment and Subletting. Notwithstanding the provisions of Subparagraph 13.1 of the Lease, to the extent that Tenant would remain in possession of more than fifty percent (50%) of the rentable square footage of the Premises after any proposed subletting, then Landlord's consent shall not be required for any such subletting, provided Tenant gives to Landlord prior written notice of such subletting, informing Landlord of the percentage of the Premises to remain in possession of Tenant. The terms of Subparagraph 13.1 shall remain unchanged with respect to any other assignment or subletting.

         58. Condemnation: Tenant's Remedies. Notwithstanding anything to the contrary contained in Paragraph 15 of the Lease, in the event that the Premises, or any portion thereof, is taken under the power of eminent domain by any public or quasi-public authority, Tenant shall be entitled to pursue any remedies Tenant may have against such public or quasi-public party W for any of Tenant's personal property so taken or acquired, (ii) for compensation to Tenant as a displaced person pursuant to California Government Code Section 7262, and (iii) for compensation to Tenant for loss of goodwill as the owner of the business pursuant to California Code of Civil Procedure Section 1263.51C.

         59. Subordination. Any document which Tenant is required to execute pursuant to Paragraph 28 of the Lease to effectuate an attornment, or to make this Lease subordinate to the lien of any mortgage or deed of trust, or subordinate to any ground lease, as the case may be, shall provide for recognition of this Lease and provide that this Lease and the rights of Tenant hereunder shall continue in full force and effect, provided that (i) Tenant attorns to the ground lessor or lender or its successor, as the case may be, (ii) Tenant is not in default, and (iii) Tenant pays the rent and observes and performs all of its obligations under this Lease.

         60. Options.

                  60.1 Definition. As used in this paragraph the word "Options" has the following meaning: (1) any right or option of Tenant to extend the term of this Lease as granted in the Lease or this Addendum; (2) the option of Tenant to lease additional space in the Park as set forth in Paragraph 60 of this Addendum.

                  60.2 Options Personal. Each Option granted to Tenant in this Lease is personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant except by an assignment in accordance with Paragraph 13 of the Lease. The Options herein granted to Tenant are not assignable separate and apart from this Lease.

                  60.3 Multiple Options. In the event that Tenant has any multiple Options to extend this Lease, a later Option cannot be exercised unless, among other conditions, the prior Option to extend this Lease has been validly exercised.

                  60.4  Effect of Default on Options.

                           (a) Tenant shall have no right to exercise an Option,
notwithstanding any provision in the grant of Option to the contrary, (i) at any time after the date Landlord gives to Tenant a notice of default pursuant to Subparagraph 14.1(b) or 14.1(c) unless Tenant has first cured the failure alleged in said notice of material default within the time limits provided, or
(ii) at any time after an event of default described in Subparagraphs 14.1(a), 14.1(d), or 14.1(e) (without any necessity of Landlord to give notice of such default to Tenant).

                           (b) The period of time within which an Option may be
exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of Subparagraph 61.4(a).

                           (c) All rights of Tenant under the provisions of an
Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) the Lease is terminated under the provisions of Paragraph 14, or (ii) if upon the expiration date of the initial term of the Lease (A) a notice of material default pursuant to Subparagraph 14.1(b) or 14.1(c) has been issued and the failure alleged in such notice has not been cured, or (B) there has occurred an event of default under Subparagraphs 14.1(a), 14.1(d) or 14.1(e) of the Lease.

         61. Signs. Notwithstanding the provisions of Paragraph 32, Landlord shall include, at no cost to Tenant, the name of Tenant on the monument sign for the Park to be erected by

Landlord. The size, style and location of said monument sign and Tenant's name thereon shall be in the sole discretion of Landlord. If a sign to be placed on the Building is approved by the subdivision review board, architectural committee or other review board set up by any applicable covenants, conditions and restrictions, Landlord shall pay the cost of installation only for one sign of a size, style, shape, design, color and composition approved by Landlord . All other costs of such one sign, and all costs of all other signs shall be paid by Tenant. Landlord may refuse to consent to any sign if the same does not comply with zoning laws or covenants, conditions and restrictions applicable to the Park.

         62. Partial Damage - Uninsured Loss. Paragraph 9.3 of the Lease is deleted in its entirety and replaced by the following provision:

                  "9.3 Partial Damage - Uninsured Loss. Subject to the provisions of Paragraphs 974, 9.5 and 9.6, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease, such termination to be effective thirty (30) days after Landlord delivers such notice to terminate. In the event Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, Tenant shall have the right within thirty (30) days after the receipt of such notice to give written notice to Landlord of Tenant's intention to repair any damage to the entire Building of which the Premises are a part at Tenant's expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such 30-day notice within such period this Lease shall be canceled and terminated as of thirty (30) days after delivery of Landlord's written notice to terminate."

                                   EXHIBIT "A"
                        TO THAT CERTAIN LEASE DATED AS OF
                     AUGUST 30, 1984, BETWEEN HIGHLANDS PARK
                    PARTNERSHIP, AS LANDLORD, AND LASER POWER
                             CORPORATION, AS TENANT



Landlord may designate the exact boundaries of the Premises, provided the total area remains approximately 41,000 square feet.

                                   "EXHIBIT B"
                        TO THAT CERTAIN LEASE DATED AS OF
                     AUGUST 30, 1984, BETWEEN HIGHLANDS PARK
                    PARTNERSHIP, AS LANDLORD, AND LASER POWER
                             CORPORATION, AS TENANT



                          CONSTRUCTION RESPONSIBILITIES


                                        I

                                  CONSTRUCTION


                  1.1 General. Landlord shall, at its sole cost and expense construct or cause to be constructed the Building Shell (as hereafter defined). Landlord shall also construct or cause to be constructed the Tenant Improvements (as hereafter defined); provided, however, that Tenant shall have the right to have a portion of the Tenant Improvements constructed by a general contractor selected by Tenant from a list of three contractors provided by Landlord, provided such right is exercised no later than the date specified in Article V, below. Tenant shall install or cause to be installed Tenant's Trade Fixtures (as hereafter defined). The Building Shell and the Tenant Improvements shall be constructed in accordance with detailed plans, drawings and specifications prepared by Landlord's architect or space planner and approved by Tenant as provided below. The construction of the Building Shell and the Interior Improvements and the installation of the Tenant's Trade Fixtures shall be done in compliance with all building, fire, health and sanitary codes and regulations and any other codes or regulations relative to the construction thereof.

                  1.2 Preparation of Plans. Plans for the construction of the Building Shell and the Tenant Improvements shall be accomplished in accordance with detailed plans, drawings and specifications (collectively, "plans") prepared by Landlord's architect or space planner and submitted to Tenant for its review and approval. The plans shall be prepared and approved in accordance with the schedule set forth in Article V, below.

                  1.3  Selection of Contractor.

                           a. For Landlord's Work. After the parties have
determined who will be responsible for constructing all or a portion of the Tenant Improvements, Landlord shall obtain bids for the work to be performed by Landlord from at least three general contractors selected by Landlord. Landlord and Tenant shall then jointly determine which bid to accept, taking into account the amount of the bids, the capabilities of the contractors and the estimated time of construction for lack of the contractors. If the parties are unable to agree on a contractor by the date specified in Article V, Landlord shall have the right, exercisable in its sole discretion, to select the contractor to perform Landlord's work.

                           b. For Tenant's Work. If Tenant elects to construct a
portion of the Tenant Improvements, Tenant shall select the contractor to do Tenant's work from a list of at least three contractors approved by Landlord. At least one of these three contractors shall be non-union. In the event that Tenant selects a non-union contractor and Landlord is using a union contractor, Tenant and Landlord shall adopt a "two-gate" system for the job site and Tenant's contractor shall perform its work in a manner that will avoid disrupting the work being performed by Landlord's contractor.

                                       II

                          PAYMENT OF CONSTRUCTION COSTS

                  2.1 Allocation of Construction Costs. Landlord shall pay all construction costs associated with the construction of the Building Shell. Tenant shall pay all construction costs associated with the construction or installation of Tenant's Trade Fixtures. The cost of constructing the Tenant Improvements (the "Tenant Improvements Costs") shall be paid by Landlord and Tenant as provided below. The Tenant Improvement Costs include, without limitation, the cost of architectural plans and specifications, space planner fees, architectural and engineering fees, the cost of any governmental permits, the amount specified in any construction contract therefor and the cost of any change orders. The Tenant Improvement Costs shall not include any construction period interest or loan fees or points.

                  2.2 Parties' Respective Contributions. Landlord's share of the Tenant Improvement Costs shall be equal to $12.00 per square foot multiplied by the rentable area of the Premises (i.e., 41,000 square feet) ("Landlord's Maximum Contribution"). Tenant shall pay all Tenant Improvement Costs in excess of Landlord's Maximum Contribution, including, without limitation, any cost overruns resulting from change orders initiated or approved by Tenant. Notwithstanding anything in this Section 2.2 to the contrary, it is agreed that in no event shall Landlord be obligated to pay its space planners (Ron Lentz & Associates, Inc.) more than 0,000.00 for the space plans to be provided for the Tenant Improvements. Said sum of $20,000.000 is to be included as part of Landlord's Maximum Contribution. Tenant shall have the right to review and approve Landlord's contract with its space planners before Landlord executes same.

                  2.3 Payment of Tenant's Share of Tenant Improvement Costs.

                           a. Construction by Landlord. If Tenant elects to have
Landlord construct all the Tenant Improvements, Tenant shall have the option to pay for its share of the Tenant Improvement Costs by either (1) delivering prior to commencement of construction of the Tenant Improvements, Landlord a check in an amount equal to the difference between the total amounts of the Tenant Improvement Costs and Landlord's Maximum Contribution or (2) permitting Landlord to pay for any such excess as contemplated in Addendum Paragraph 46 of the Lease. Tenant's failure to timely deliver to Landlord a check in the amount required to pay Tenant's share of the Tenant Improvement Costs shall be deemed an election by Tenant to have Landlord pay for same. Landlord agrees to retain from the payments due the general contractor constructing the Tenant Improvements an amount equal to 10% of the Tenant Improvement Costs. Such retainage shall not be paid to Landlord's contractor unless and until (1) Tenant has first inspected the Tenant Improvements and delivered to Landlord and Landlord's contractor a punch list or list of discrepancies therein, and (2) Landlord reasonably determines that construction of the Tenant Improvements has been substantially completed. Landlord agrees that any discrepancies listed on such punch list shall be corrected within thirty (30) days after receipt of such punch list by Landlord. In the event that Tenant initiates or approves any change orders to the plans for the Tenant Improvements (other than those required to correct construction or design errors or to comply with governmental rules and regulations), Tenant shall promptly pay to Contractor the cost thereof.

                           b. Construction by Tenant. If Tenant elects to
construct a portion of the Tenant improvements, Landlord shall disburse, during the course of construction, to Tenant's general contractor any unpaid portion of Landlord's Maximum Contribution to Tenant's contractor according to reasonable procedures selected by Landlord to ensure lien-free completion of construction of the Tenant Improvements. Landlord's Maximum Contribution shall be paid in full before Tenant shall be obligated to pay any Tenant Improvement Costs in excess of Landlord's Maximum Contribution. Tenant shall be solely responsible for paying all Tenant Improvement Costs in excess of Landlord's Maximum Contribution, except for change orders initiated or required by Landlord. To ensure lien-free completion of construction by Tenant, Tenant shall, prior to commencement of any construction work by Tenant, furnish Landlord with evidence reasonably satisfactory to Landlord of Tenant's ability to pay for the Tenant Improvement Costs in excess of Landlord's Maximum Contribution.

                           c. Cost Verification. Landlord and Tenant shall
direct their respective general contractors and all other persons and firms whose labor, material or services are part of the Tenant Improvements and who bill Landlord or Tenant directly to send to Landlord or Tenant, as the case may be, duplicate copies of each invoice sent to Landlord or Tenant, as the case may be. In addition, Landlord and Tenant shall deliver or cause to be delivered to each other copies of any changes, additions or deletions to said invoices.


                                       III
                        PERFORMANCE OF CONSTRUCTION WORK

                  3.1 Permits and Approvals. Landlord shall cause to be obtained all necessary approvals and permits from all state and local governmental agencies having authority over construction of the Building Shell and the portion of the Tenant Improvements to be constructed by Landlord. Tenant shall be solely responsible for obtaining all necessary approvals and permits from all state and local governmental agencies having authority over construction of the portion of the Tenant Improvements to be constructed by Tenant.

                  3.2 Workmanship. All work performed by Landlord and Tenant shall be done in a good and workmanlike manner with first-class materials in accordance with the approved plans.

                  3.3 Supervising Architect. Landlord's architect shall be the supervising architect in charge of construction of the Building Shell. Landlord's space planner shall supervise construction of the Tenant Improvements.

                  3.4 Fixturization By Tenant. Subject to all the provisions of Landlord's construction contract, if Landlord is constructing the Tenant Improvements, Tenant shall be entitled to enter the Premises during the construction of the Tenant Improvements for the purpose of installing Tenant's Trade Fixtures; provided, however, that Tenant shall do so only in a manner as will cause a minimum of interference with the work of Landlord's general contractor and its subcontractors and shall be at Tenant's own risk.

                  3.5 Inspections By Tenant. Landlord shall give Tenant at least ten (10) days prior written notice of the date on which Landlord reasonably expects construction of the portion of the Tenant Improvements to be constructed by Landlord to be substantially completed. Promptly after receipt of such notice, Tenant, Landlord and Landlord's and, if applicable, Tenant's general contractor shall inspect the Building Shell and the Tenant Improvements to develop a punch list or a list of discrepancies in Landlord's work to be corrected (a) if in the case of Landlord's work, by Landlord's general contractor, or (b) in the case of Tenant's work, by Tenant's general contractor. Correction of items on such punch list which are Landlord's responsibility shall be accomplished within thirty (30) days after receipt of the punch list by Landlord. The correction of any items on such punch list shall not delay or postpone the Commencement Date.

                  3.6 Time of Construction.

                           a. All Work Done by Landlord. If Landlord is solely
responsible for constructing the Tenant Improvements, notwithstanding anything in this Lease to the contrary, Tenant shall not be obligated to accept possession of the Premises unless and until (1) construction of the Tenant Improvements has been substantially completed within the meaning of Addendum Paragraph 43 of the Lease, (2) electrical, telephone, gas and water services are available to the Premises, (3) the HVAC system in the Building is operational,
(4) the parking areas in the Park are paved to the extent that Tenant's employees and customers have reasonably adequate off-street parking, and (5) Tenant and its employees and customers have reasonably unobstructed access to and from the portion of the Park in which the Building is located.

                           b. Landlord Does Work in Part. If Landlord is
responsible for constructing less than all the Tenant Improvements, notwithstanding anything in this Lease to the contrary, Tenant shall not be obligated to accept possession of the Premises unless and until (1) Landlord has substantially completed construction of the portion of the Tenant Improvements to be constructed by Landlord, (2) electrical, telephone, gas and water services are available to the Premises, (3) Landlord has substantially completed construction of the Building Shell, (4) the central HVAC plant for the Park is operational, (5) the parking areas in the Park are paved to the extent that Tenant's employees and customers have reasonably adequate off-street parking, and (6) Tenant and its employees and customers have reasonably unobstructed access to and from the portion of the Park in which the Building is located.

                           c. For Tenant's Work. If Tenant is responsible for
constructing the Tenant Improvements, in whole or in part, Tenant shall have a mutually acceptable period of time following substantial completion of the work to be done by Landlord in which to perform Tenant's work. Such period of time for performance of Tenant's work shall be extended by the occurrence of events of force majeure and/or Landlord's Del (as hereafter defined). The Commencement Date shall, subject to subsection (b), be determined with respect to the expiration of such period of time for performance of Tenant's work, as the same may be extended pursuant to the preceding sentence. Tenant's Delay (as hereafter defined) shall not delay or postpone the Commencement Date.

                  3.7 Delays by Change Orders. In the event Tenant initiates or approves any change orders to the plans for Tenant Improvements (other than those required to correct construction or design errors or to comply with governmental rules and regulations), Landlord's contractor and/or space planner shall certify to Landlord as to any delay caused by such change order and the term of the Lease shall commence on the date it would have otherwise commenced but for such delay arising from said change order.


                                       IV

                                   DEFINITIONS

                  4.1 Building Shell. The "Building Shell" shall consist of: (a) a completed shell for the Building, including roofing, fascia, exterior walls, windows and doors for the Building, (b) the Building's footings and a concrete subfloor, (c) the Building's sprinkler system, if any, (d) the Building's heating, ventilation and air conditioning ("HVAC") system (exclusive of distribution), (e) water, sewer and gas lines brought to the inside of the perimeter or exterior wall of the Building at places designated by appropriate utility companies, and (f) electrical power, including house power panel and meters has been brought to a single point located within the interior of the Building designated by utility companies. The Building Shell shall include any and all work required to effect a compliance with the so-called "Title 24" requirements imposed by the State of California.

                  4.2 Tenant Improvements. The "Tenant Improvements" shall consist of the interior improvements constructed in the Building which are not part of the Building Shell (e.g., interior walls, partitions, doors, electrical and plumbing distribution, HVAC distribution, etc.). The Tenant Improvements do not include Tenant's Trade Fixtures.

                  4.3 Tenant's Trade Fixtures. "Tenant's Trade Fixtures" shall consist of all trade fixtures, equipment and personal property installed in the Building for use in Tenant's business to be conducted on the Premises.

                  4.4 Landlord's Delay. The term "Landlord's Delay" shall mean any (a) delay in the construction of the Building Shell and/or the Tenant Improvements to be constructed by Landlord on the part of Landlord or Landlord's general contractor which is not Tenant's Delay and (b) the failure of Landlord and/or Landlord's general contractor to comply with the schedule set forth in Article V below.

                  4.5 Tenant's Delay. The term "Tenant's Delay" shall mean (a) any delay in the performance of any construction work on the Tenant Improvements to be performed by Tenant or Tenant's general contractor which is not the result of the occurrence of an event of force majeure or the failure of Landlord or Landlord's general contractor to comply with the construction schedule set forth in Article V below and (b) the failure of Tenant or Tenant's general contractor to comply with the schedule set forth in Article V below.


                              CONSTRUCTION SCHEDULE

                  5.1 Landlord and Tenant shall accomplish tasks listed below in the event column below by the corresponding times specified in the time column as follows:

                                EVENT                                                     TIME
                                -----                                                     ----
(1)      Preparation of initial space plans by Landlord's     (1)    Date to be mutually agreed upon by both parties
         space planner

(2)      Approval of space plans by tenant                    (2)    Ten (10) days after receipt of completed space
                                                                     plans for Landlord's space planner

(3)      Preparation of detailed working drawings and         (3)    Date to be mutually agreed upon by both parties
         specifications by Landlord's architect and/or
         space planner

(4)      Approval of detailed working drawings and            (4)    Ten (10) days after receipt thereof from
         specifications by Tenant                                    Landlord's space planner, but no later than
                                                                     April 1, 1985

(5)      Determination of portions of Tenant Improvements     (5)    Ten (10) days after approval of detailed
         to be constructed by Landlord and/or Tenant                 working drawings and specifications by Tenant

(6)      Submission by Landlord of three bids for portion     (6)    Fifteen (15) days after completion of task
         of Tenant Improvements to be constructed by                 described in Item (5), above
         Landlord for approval by Tenant

(7)      Submission by Landlord to Tenant of at least three   (7)    Five (5) business days after completion of
         Landlord-approved general contractors to do Tenant          task described in Item (5), above
         Improvements work, if any, to be done by Tenant

(8)      Selection of bid for portion of Tenant               (8)    Five (5) business days after completion of
         Improvements to be constructed by Landlord                  task to be completed in Item (6), above

(9)      Commencement of construction of portion of Tenant    (9)    Five (5) business days after selection of bid
         Improvements to be constructed by Landlord                  pursuant to Item (6), above

(10)     Completion of construction portion of Tenant         (10)   Mutually agreed upon date following
         Improvements to be constructed by Tenant                    substantial completion of portion of Tenant
                                                                     Improvements to be constructed by Landlord

(11)     Substantial Completion of construction portion of    (11)   November 1, 1985
         Tenant Improvements to be constructed by Landlord

[BURNHAM PACIFIC PROPERTIES INC. LETTERHEAD]


June 20, 1990


Mr. Glenn Sherman
Chairman and Chief Executive Officer
Laser Power Corporation
12777 High Bluff Drive
San Diego, CA 92130

Dear Glenn:

Pursuant to our recent discussions, this letter shall hereby modify and amend the existing lease for your premises at 12777 High Bluff Drive, which terms and conditions contained herein shall be more fully defined in a lease amendment to be executed by Landlord and Tenant as soon as practicably possible hereafter, as follows:

1. Tenant hereby exercises both of its five (5) year options to extend the term of the Lease, subject to the modifications of the terms contained in this letter agreement as defined below.

2. The term of the Lease is hereby extended and shall now terminate on December 31, 2001.

3. Tenant's minimum rent shall be abated commencing October 1, 1990 and terminating December 31, 1991; however, Tenant's so-called "triple-net expenses" (or operating costs) shall not be abated during such period, and shall continue in accordance with the Lease, except as otherwise modified below.

4. Commencing January 1, 1992, Tenant's minimum rent shall be Fifty Two Thousand Eight Hundred Thirty Six and no/100 Dollars ($52,836.00) per month ($1.20 per square foot per month).

5. The annual adjustment to Tenant's minimum rent described in the Lease and in the prior lease amendments shall be amended so that Tenant's minimum rent shall be adjusted on January 1, 1993, and each January 1 thereafter, by the cost of living index (as described in the Lease, as amended) with a maximum increase of five percent (5%) per year.

6. Tenant shall have one (1) new five (5) year option to extend the Lease under all the same terms and conditions contained in the Lease, as amended, except that the minimum rent for the first year of the option term shall be five percent (5%) greater than the rent during the last year of the now extended term of the lease. Tenant shall be required to exercise the option in the same manner as described in the Lease.

BURNHAM PACIFIC PROPERTIES INC. LETTERHEAD]


Mr. Glenn Sherman
June 20, 1990
Page 2


     7. a. Tenant shall have a first right of refusal to purchase the property known as Highlands Plaza (both Buildings) on the same terms and conditions as per a bona fide third party offer to Landlord.

     b. Tenant shall have the right to purchase the property known as Highlands Plaza (both buildings) at the expiration of the term of the Lease at the then prevailing market value for the property.

     c. In the event Tenant commits to a purchase as per either 6a or 6b above, but in the event Tenant only wishes to exercise such right for its own building, Landlord shall use its best efforts to obtain a parcel split in order to effect such partial purchase. In the event Landlord is legally or economically prohibited from making such parcel split, Tenant's right hereunder shall be void. In the event such parcel split is effected, Tenant shall agree to mutual easements for ingress, egress and parking with the other building and such other conditions as required by public agencies.

8. Landlord shall install at Landlord's cost permanent furniture in Tenant's courtyard area of a style and type to be mutually agreed to by Landlord and Tenant.

9. Tenant shall have the right, at Tenant's sole expense, and subject to zoning regulations and other laws, and further subject to Landlord's approval of the location to be utilized (which location shall be hidden from the street), to add an additional walled equipment yard similar to Tenant's existing yard currently located on the east side of the building.

10. The common area costs section of the Lease shall be modified so that (i) Tenant shall be responsible for all of the maintenance of the courtyard area within Tenant's building and (ii) Tenant shall not be responsible for any portion of repair and maintenance costs pertaining specifically to the other (multi-tenant) building at Highlands Plaza, including the courtyard of such other building. However, notwithstanding the foregoing, Tenant shall continue to be responsible for its prorata share of maintenance of the balance of the common area of Highlands Plaza.

[BURNHAM PACIFIC PROPERTIES INC. LETTERHEAD]

Mr. Glenn Sherman
June 20, 1990
Page 3


11. In the event Highlands Plaza is sold on or before June 30, 1995, Landlord (Seller) shall make a payment to Tenant at the time of the close of escrow to compensate Tenant for Tenant's increased cost of real estate taxes during the balance of such five (5) year period as follows:

     a. The real estate taxes for the Property shall be calculated by using the sale price of the property as the valuation and the tax rate as of the close of escrow.

     b. The increase in real estate taxes due to sale shall be calculated by subtracting One Hundred Two Percent (102%) of the real estate taxes immediately prior to the close of escrow from the amount calculated in 11a above.

     c. Tenant's prorata share of the increase in real estate taxes due to sale shall be calculated.

     d. Landlord shall pay to Tenant Tenant's prorata share of the increase in real estate taxes calculated above times the number of years remaining between the close of escrow and June 30, 1995. Any partial years shall be prorated for time.

Sincerely,

BURNHAM PACIFIC PROPERTIES, INC.


Michael L. Rubin
Vice President

MLR/kmv


The above terms and conditions are hereby agreed to.

LASER POWER CORPORATION



BY:
Glenn H. Sherman
Chairman and Chief Executive Officer

February 21, 1986




ADI PROPERTIES

REAL ESTATE MANAGEMENT      Laser Power Optics
AND DEVELOPMENT             12777 High Bluff Drive
                            San Diego, CA 92130

                            Re: Lease Amendment for lease dated 8/3/84 between Highlands Park Partnership as Lessor and Laser Power Corporation as Lessee.



                            Paragraph 56: Measurement of Rentable Area

                               Lessor and Lessee agree that the rentable area
                            leased by Laser Power Optics is 44,030 sq. ft.


                            LASER POWER OPTICS

                            By:____________________________ Date:____________
                                  Dr. Glenn Sherman



                            HIGHLANDS PARK PARTNERSHIP

                            By:____________________________ Date:____________
                                  Tom W. James


12707 High Bluff Drive, Suite 100
San Diego, California 92130
619/481-7777

February 21, 1986




ADI PROPERTIES

REAL ESTATE MANAGEMENT      Laser Power Optics
AND DEVELOPMENT             12777 High Bluff Drive
                            San Diego, CA 92130

                            Re: Lease Amendment for lease dated 8/3/84 between Highlands Park Partnership as Lessor and Laser Power Corporation as Lessee.



                            Paragraph 43: Lease Commencement, Termination Dates

                                Lessor and Lessee agree that the commencement
                            date, for the lease dated 8/3/84, by and between Highlands Park Partnership as Lessor and Laser Power Corporation as Lessee will be 1/1/86. The termination date will remain 12/31/90.


                            LASER POWER OPTICS

                            By:____________________________ Date:____________
                                  Dr. Glenn Sherman



                            HIGHLANDS PARK PARTNERSHIP

                            By:____________________________ Date:____________
                                  Tom W. James


12707 High Bluff Drive, Suite 100
San Diego, California 92130
619/481-7777

                            FOURTH AMENDMENT TO LEASE

     This Amendment to Lease dated March 28, 1989, by and between BURNHAM PACIFIC PROPERTIES, INC., a California corporation (herein called "Landlord") and LASER POWER CORPORATION, a Delaware corporation (herein called "Tenant").

     WHEREAS, there is a Lease and Addendum (herein called "Lease") dated August 30, 1984, by and between HIGHLANDS PARK PARTNERSHIP (Landlord) and LASER POWER CORPORATION (Tenant) for that certain premises located at 12777 High Bluff Drive, San Diego, California; and,

     WHEREAS, there is an Amendment to the Lease contained in a letter agreement dated March 20, 1985 between Landlord and Tenant; and,

     WHEREAS, there is an Amendment to the Lease contained in a letter agreement dated February 21, 1986 between Landlord and Tenant (regarding paragraph 56); and,

     WHEREAS, there is an Amendment to the Lease contained in an additional letter agreement dated February 21, 1986 between Landlord and Tenant (regarding Paragraph 43); and,

     WHEREAS, BURNHAM PACIFIC PROPERTIES, INC. is the successor in interest to HIGHLANDS PARK PARTNERSHIP as Landlord; and,

     WHEREAS, Landlord and Tenant desire to further amend said Lease;

     NOW, THEREFORE, it is agreed between the parties as follows:

     1. Subparagraphs 4.2.2 (a) (iii), (iv) and (v) (as indicated in paragraph 47 of the Addendum to Lease) are hereby deleted in their entirety, and the following are substituted in their place:

(iii)    AMR year 3 = $1.072

(iv)     AMR Year 4 =

         AMR Year 3 + (AMR Year 3 - .025)  *   Index Year 4  (AMR YEAR 3 - .025)
                                               ------------
                                               Index Year 3

(v)      AMR Year 5

         AMR Year 4 + (AMR Year 4 - .025)  *   Index Year 5  AMR YEAR 4 - .025)
                                               -----------
                                               Index Year 4

     2. Subparagraph 4.2.2 (b) (as indicated in paragraph 47 of the Addendum to Lease) is hereby deleted in its entirety, and the following is substituted in its place:

                  (b) In the event that the first option is exercised, the minimum rent payable during the option terms shall be determined according to the following formulae:

         AMR Year 6 = AMR Year 5    *    Index    Year    6
                                         ------------------
                                         Index    Year    5

         AMR Year 7 = AMR Year 6    *    Index    Year    7
                                         ------------------
                                         Index    Year    6

         AMR Year 8 = AMR Year 7    *    Index    Year    8
                                         ------------------
                                         Index    Year    7

and so on for each year during each option term.

     3. With reference to Subparagraph 4.2.4 (as indicated in paragraph 47 of the Addendum to Lease), and confirming information contained in a letter dated January 4, 1988 from Landlord to Tenant, it is hereby acknowledged and agreed that, since the Consumer Price Index for the San Diego area is now published less frequently than at the date of execution of the Lease, the Los Angeles area Index is hereby substituted in its place.

     4. All other terms and conditions contained in the Lease (including the Addendum and previous Amendments) shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Lease on the dates specified below their respective signatures.


LANDLORD:                                    TENANT:

BURNHAM PACIFIC PROPERTIES, INC.             LASER POWER CORPORATION,
a California corporation                     a Delaware corporation


By ______________________________            By ____________________________
      Michael L. Rubin                             Dr. Glenn H. Sherman
      Vice President                               Chairman and Chief
                                                   Executive Officer


Date: ___________________________            Date: _________________________


                                      -56-